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                                                                     Exhibit 8.1

                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 506-5000



                                            July 10, 2001

Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550


     We are acting as special tax counsel to Dynegy Holdings Inc., a Delaware corporation ("DHI"), Dynegy Roseton, L.L.C., a Delaware limited liability company ("Roseton"), and Dynegy Danskammer, L.L.C., a limited liability company ("Danskammer"), in connection with (i) the registration of a proposed offer to exchange (the "Exchange Offer") (a) new 7.27% Series A Pass Through Certificates due 2010 (the "New Series A Pass Through Certificates") for an equal principal amount of existing 7.27% Series A Pass Through Certificates due 2010 (the "Existing Series A Pass Through Certificates") and (b) new 7.67% Series B Pass Through Certificates due 2016 (the "New Series B Pass Through Certificates") for an equal principal amount of existing 7.67% Series B Pass Through Certificates due 2016 (the "Existing Series B Pass Through Certificates"), (ii) the registration of Guarantees (as defined below) of lease payments of Roseton and Danskammer by DHI pursuant to (a) a guaranty agreement, dated as of May 8, 2001 entered into between DHI and each of Danskammer OL LLC, Wilmington Trust Company, Danskammer OP LLC, Resources Capital Management Corporation and The Chase Manhattan Bank (the "Danskammer Guaranty Agreement") and (b) a guaranty agreement, dated as of May 8, 2001 entered into between DHI and each of Roseton OL LLC, Wilmington Trust Company, Roseton OP LLC, Resources Capital Management Corporation and The Chase Manhattan Bank (the "Roseton Guaranty Agreement" and, collectively with the Danskammer Guaranty Agreement, the "Guarantees") and (iii) the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by DHI, Roseton and Danskammer for the purpose of registering the New Series A Pass Through Certificates, the New Series B Pass Through Certificates and the Guarantees under the Securities Act of 1933, as amended.
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Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550

Page 2

     In rendering our opinion expressed below, we have assumed that all of the transactions contemplated by the Exchange Offer, the Guarantees and described in the Registration Statement did, in fact, occur in accordance with the terms and descriptions thereof.

     Based upon the foregoing, we hereby confirm our opinion set forth in the discussion in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences."

     We express no opinion as to any matter other than the opinion set forth above. Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. The conclusions reached in this opinion may change as a result of changes in any of the foregoing.

     We hereby consent to the use of our name under the captions "Material U.S. Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons required to give consents pursuant to Section 7 of the Securities Act or the rules and regulations of the Commission.


                                 Very truly yours,

                                 /s/ Orrick, Herrington & Sutcliffe LLP

                                 Orrick, Herrington & Sutcliffe LLP